Exhibit (c) (6)

Project Care

Discussion Materials

February 24, 2013

PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY

TABLE OF CONTENTS

I. Update on Public Market Performance 2 II. Historical and Projected Financial Performance 5 III. Valuation Analysis 13

I. UPDATE ON PUBLIC MARKET PERFORMANCE

STOCK PRICE – FROM ORIGINAL OFFER TO CURRENT

Trading Data (9/26/12—2/20/13) Stock Price Volume

High $17.38 2,690.2 Low 15.48 48.8 Mean 16.78 379.2 Median 16.93 287.9

Stock price chart as of 2/20/2013. Low excludes pre-offer closing price on 9/25/2012.

SHARES TRADED AT VARIOUS PRICES

• 97% of shares traded below $17.50 revised offer price over the one-year prior to 9/25/12 offer

(Period ending September 25, 2012, except for “Since 9/25 Offer of $17.18” chart)

2-Year 1-Year 180-Days

Avg. Daily Trading Vol. (000s) 409.3 Avg. Daily Trading Vol. (000s) 535.8 Avg. Daily Trading Vol. (000s) 474.3 Average Price: $18.48 Average Price: $15.06 Average Price: $14.44

90-Days 30-Days

Avg. Daily Trading Vol. (000s) 361.5 Avg. Daily Trading Vol. (000s) 328.0 Average Price: $14.15 Average Price: $15.08

Since 9/25 Offer of $17.18 (99 Days)

Avg. Daily Trading Vol. (000s) 379.1 Average Price: $16.78 Total # of Shares Traded (mm) 37.5 % of Total Shares 110.7% % of Public Float 123.4%

Source: Capital IQ as of 2/20/13.

II. HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

RECENT UPDATES ON CURRENT FINANCIAL PLAN

• Per PJSC’s recent discussion with Management

• The discussion below reflects Management’s latest update for the FY 2014 Plan and FY 2013E year-end net debt estimate, however these figures are still evolving and not yet finalized

– The valuation analysis in Section 3 does not reflect these draft preliminary numbers, as they are subject to change

• 2014E EBIT has been revised to $164.7 million in Management’s latest updated FY 2014 Plan

– This is from the first reports from business unit heads and is subject to Senior Management and Board review

– This compares to the latest Treasury Model FY 2014E EBIT of $150.8 million (an increase of $14.0 million)

– No adjustments have been made to 2015E and beyond

– This change is worth approximately $0.25 per share, using a discounted cash flow analysis

– At an illustrative ~3.5x EV / EBITDA multiple, capitalizing an additional $14.0 million in EBITDA represents an additional $1.45 per share

• 2013E year-end net debt is now expected to be $215.0 million compared to the previous estimate as of 1/30/13 of $205.8 million (increase of $9.2 million)

– Expected cash balance has increased to $85.0 million versus the previous estimate of $39.3 million (increase of $45.7 million) ??Increase in cash in part due to delayed timing of capital expenditures (e.g., deferred building purchase and other HQ expenditures, as well as a slowdown in the ERP implementation)

– Expected debt balance has increased to $300.0 million ($75.0 million revolver balance) compared to the previous estimate of $245.2 million (increase of $54.8 million) ??Revolver balance increase due in part to higher inventory balance at NAGCD (~$16 million higher than expected at the end of January)

– Summary financial impact of the change in net debt represents a decrease of approximately ($0.28) per share

• Deferred capital expenditures likely to reduce future free cash flow post closing

IMPACT OF UPDATED FINANCIALS

The tables below illustrate the impact of the revised FY 2014E EBIT and the updated FY 2013E net debt estimates on selected valuation analyses

FY 2014E Estimates

Treasury Plan Updated FY14 Plan As of 11/30/12 As of 2/12/13

Revenue $1,935.1 $2,027.6

EBIT $150.8 $164.7 % Margin 7.8% 8.1%

EBITDA (a) $208.5 $222.4 % Margin 10.8% 11.0%

DCF Valuation

Treasury Plan Updated FY14 Plan As of 11/30/12 As of 2/12/13 Low (b) High (c) Low (b) High (c)

Implied Enterprise Value $761.1—$972.5 $769.4—$980.8 Total Equity Value / Share $16.93—$23.22 $17.18—$23.46 Change Per Share $0.25—$0.24

LBO Analysis (3x Leverage)

Treasury Plan Updated FY14 Plan As of 11/30/12 As of 2/12/13 Low (d) High (e) Low (d) High (e)

Total Equity Value / Share $16.01—$20.31 $16.10—$20.42

Change Per Share $0.09—$0.11

Year-End FY 2013E Estimates

As of

1/27/13 2/13/13

Debt 245.2 300.0 Cash 39.3 85.0 Net Debt 205.9 215.0

Implied Share Price $16.49 $16.21 $ Change ($0.28) % Change (1.7%)

(a)	Assumes D&A estimates have not changed.

(b) Low range assumes terminal multiple of 3x EBITDA and discount rate of 12%. (c) High range assumes terminal multiple of 4x EBITDA and discount rate of 10%. (d) Low range assumes exit multiple of 3x EBITDA and target IRR of 25%.

(e)	High range assumes exit multiple of 4x EBITDA and target IRR of 20%.

EVOLUTION OF SELECTED KEY METRICS

LTM FY 2013E FY 2014E

Treasury Plan (As Presented At Special Committee Strategic Treasury Updated As of Meetings on Dates Below) Plan Plan FY 2014 Plan

08/24/12 11/23/12 12/28/12 10/26/12 11/19/12 12/07/12 01/27/13 02/01/12 11/30/12 02/12/13 Revenue $1,708.2 $1,750.0 NA $1,830.2 $1,840.6 $1,840.6 $1,840.6 $1,665.1 $1,935.1 $2,027.6 EBITDA (a) 187.9 164.1 NA 182.8 183.5 196.1 195.6 201.3 208.5 222.4 Debt 280.2 356.8 $365.2 245.2 245.2 245.2 245.2 Cash 61.7 63.3 61.6 62.1 61.9 39.3 39.3 Net Debt 218.4 293.5 303.6 183.1 183.3 205.8 205.8

(a) Assumes Depreciation and Amortization estimate of $57.7 million for FY 2014E has not changed.

PETER J SOLOMON COMPANY

ANALYSIS OF UPDATED FY 2014E EBIT BY SEGMENT

	2014 EBIT				Commentary
	Strat. Plan As of 1H 2012	Revised FY14 As of 02/12/13	$ Δ	% Δ	
Business Segment					
NAGCD (excl. Cardstore)	$175.0	$174.5	($0.5)	(0.3) %	• Continued systems refresh expense and increased value added element on card (PRG, Innovation, other) mitigate most, but not all revenue / EBIT growth due to price and incremental space (especially Walmart and dollar channel)
Cardstore	(19.0)	(18.6)	0.4	NM	• More effective customer acquisitions (lower free-card promotions)
United Kingdom	15.0	21.0	6.0	40.2	• Updated Strategic Plan includes $5.6m of cost savings ($4mm deemed "highly confident")
John Sands	5.0	5.1	0.1	2.4	
Retail	--	21.3	21.3	NM	• Clinton previously not included in 2012 Strategic Plan
Less: Retail Eliminations (UK)	--	(4.0)	(4.0)	NM	
AG Interactive	11.0	10.6	(0.4)	(3.6)	
AGI In-Store	8.0	5.5	(2.5)	(31.2)	• Decreased fixture sales from large external clients
AG Properties	3.0	3.0	0.0	0.0	
Hatchery	--	0.3	0.3	NM	
Corporate	(51.0)	(53.1)	(2.1)	NM	• Original plan included $6.5m of profit sharing. EBIT lower due to higher 401K match ($2m) and higher D&O insurance ($2m) and increased expense for World HQ
Profit Sharing	--	(6.5)	(6.5)	NM	• Previously included in Corporate in the original strategic plan (calculated as 8% of U.S. pre-tax income allocated to U.S. employees based on a % of the employee's salary)
Interest Income	--	0.2	0.2	NM	
Exchange Rate Adj.	6.0	5.4	(0.6)	(9.5)	• Less favorable Canadian exchange rate forecast
Total	**$154.0**	**$164.7**	**$10.7**	**7.0 %**	
Treasury Model (As of 11/30/12)		**$150.8**	**$14.0**	**9.3 %**	

9

EVOLUTION OF MANAGEMENT FORECASTS

Total Revenue

Total EBIT

Source: Public filings and Care Management Strategic Plans.

CARE CONSOLIDATED FINANCIAL SNAPSHOT

(Dollars in Millions)

Total Revenue

Adjusted EBIT and EBITDA

Source: Public filings and Care Management Treasury Model. Note: 2014E red dash figures represent Management’s updated FY 2014 Plan for Revenue and EBITDA as of 2/12/13.

CARE CONSOLIDATED FINANCIAL SNAPSHOT

(Dollars in Millions)

Capital Expenditures (a)

Free Cash Flow (a) (b)

Source: Public filings and Care Management Treasury Model.

Note: 2013E red dashed figures represent revised year end estimates per Management on 2/21/13. (a) Excludes benefits of anticipated tax incentives related to new WHQ.

(b)	Defined as Cash Flow from Operations less Capital Expenditures.

III. VALUATION ANALYSIS

SUMMARY VALUATION ANALYSIS

PETER J SOLOMON COMPANY



Unaffected Share Price 9/25/12
52 Week Trading Range
$12.50
$19.50
Comparable Companies
LTM EBITDA
$6.12
$11.12
2013E EBITDA
$11.66
$17.58
20% - 30% Premium to Comps
LTM EBITDA
$7.95
$13.34
2013E EBITDA
$15.18
$21.09
20%-30% Premium to Unaffected Price
$17.21
$18.64
Present Value of Future Share Price @ 3.0x
$10.73
$14.05
Present Value of Future Share Price @ 4.0x
$16.45
$17.99
DCF
$16.93
$23.22
DCF Sensitivity
$13.72
$18.90
Sum of the Parts
$10.89
$23.01
LBO
3.0x Leverage
$16.01
$20.30
Sensitivity to LBO
$15.83
$19.49
$8.00/Share Levered Recap
$11.57
$22.77
$5.00
$10.00
$15.00
$20.00
$25.00
$14.34
$17.50
$18.75

Assumptions

- 52-week range prior to original offer
- 3.0x – 4.0x Multiple based on $164mm LTM 11/23/12 EBITDA and net debt of $294mm
- 3.0x – 4.0x Multiple based on $195.6mm 2013E EBITDA and net debt of $206mm
- 20%-30% premium based on premiums paid analysis
- 20%-30% premium based on premiums paid analysis
- Unaffected price of $14.34 as of 9/25/12
- FY14E-FY18E future share prices at 3.0x EBITDA multiple, discounted at 12.5% cost of equity
- FY14E-FY18E future share prices at 4.0x EBITDA multiple, discounted at 12.5% cost of equity
- 3.0x – 4.0x terminal multiple and 10% - 12% WACC
- (1.25%) – (5.00%) revenue growth and 0.00% – (1.00%) incremental EBIT margin at 3.5x terminal multiple and 11.0% WACC
- Targets 20%-25% IRR with 3.0x – 4.0x exit multiple
- (1.25%) – (5.00%) revenue growth and 0.00% – (1.00%) at 3.0x leverage, 4.0x exit and 20% IRR target
- 3.0x – 4.0x multiple from FY14E – FY18E, discounted at 12.5% cost of equity

14

CARE HISTORICAL EV/ LTM EBITDA – FROM TWO YEARS PRIOR TO OFFER

Mean (a) Median (a) 30 Days 3.2 x 3.2 x 60 Days 3.1 x 3.1 x 90 Days 3.1 x 3.1 x 6 Months 3.0 x 3.0 x 12 Months 3.1 x 3.1 x 18 Months 3.4 x 3.3 x 24 Months 3.5 x 3.5 x

LTM EBITDA decreased 13% at Q3 earnings announcement

Source: Capital IQ. Capital IQ calculation of enterprise value does include restricted stock or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of 2/20/13.

(a)	Statistics are only for pre-offer time period.

VALUATION MATRIX

PETER J SOLOMON COMPANY

(Amounts in Millions, except per share data)

			LTM (11/23/12) Net Debt of $293.5mm			2013E Net Debt of $205.8mm			
Share Price	% Premium to Unaffected Stock Price on 9/25/12	Market Cap (f)	Enterprise Value (g)	EV / LTM Adj. EBITDA $164	EV / FY2013E Adj. EBITDA $196	Enterprise Value (h)	EV / FY2013E Adj. EBITDA $196	EV / FY2014E Adj. EBITDA $208	EV / FY2014E Adj. EBITDA $222 (i)
$10.00	(30.3%)	$326	$620	3.8 x	3.2 x	532	2.7 x	2.6 x	2.4 x
11.00	(23.3%)	359	653	4.0 x	3.3 x	565	2.9 x	2.7 x	2.5 x
12.00	(16.3%)	392	686	4.2 x	3.5 x	598	3.1 x	2.9 x	2.7 x
13.00	(9.3%)	425	719	4.4 x	3.7 x	631	3.2 x	3.0 x	2.8 x
14.34 (a)	--	470	763	4.6 x	3.9 x	675	3.5 x	3.2 x	3.0 x
15.00	4.6%	491	785	4.8 x	4.0 x	697	3.6 x	3.3 x	3.1 x
16.00	11.6%	524	818	5.0 x	4.2 x	730	3.7 x	3.5 x	3.3 x
16.49 (b)	15.0%	541	834	5.1 x	4.3 x	746	3.8 x	3.6 x	3.4 x
17.18 (c)	19.8%	563	857	5.2 x	4.4 x	769	3.9 x	3.7 x	3.5 x
17.50 (d)	22.0%	574	868	5.3 x	4.4 x	780	4.0 x	3.7 x	3.5 x
17.75	23.8%	582	876	5.3 x	4.5 x	788	4.0 x	3.8 x	3.5 x
18.00	25.5%	591	884	5.4 x	4.5 x	796	4.1 x	3.8 x	3.6 x
18.25	27.3%	599	893	5.4 x	4.6 x	805	4.1 x	3.9 x	3.6 x
18.50	29.0%	607	901	5.5 x	4.6 x	813	4.2 x	3.9 x	3.7 x
18.75 (e)	30.8%	616	909	5.5 x	4.6 x	822	4.2 x	3.9 x	3.7 x
19.00	32.5%	624	918	5.6 x	4.7 x	830	4.2 x	4.0 x	3.7 x
20.00	39.5%	658	951	5.8 x	4.9 x	863	4.4 x	4.1 x	3.9 x

(a) Unaffected closing share price on 9/25/12.
(b) Closing share price on 2/20/13.
(c) Original offer price on 9/25/12.
(d) Offer price on 1/17/13.
(e) Value communicated on 1/30/13.
(f) Assumes restricted stock and performance shares vest in change of control.
(g) Net debt of $293.5mm represents total debt of $356.8mm less cash of $63.3mm as of 11/23/12.
(h) Net debt of $205.8mm represents total debt of $245.2mm less cash of $39.3mm as of 2/28/13.
(i) FY 2014E EBITDA per latest updated FY 2014 Plan from Management as of 2/12/13.

16

IMPLIED SHARE PRICES AT VARIOUS PREMIA

Illustrative Share Prices Benchmarked to 9/25/12—Date of First Offer

30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1 Year Average $14.30 $14.34 $14.80 $14.31 $14.15 $14.44 $15.08 10% $15.73 $15.77 $16.28 $15.74 $15.57 $15.88 $16.59 Premium 20% 17.16 17.21 17.76 17.17 16.98 17.33 18.10 30% 18.59 18.64 19.24 18.60 18.40 18.77 19.60 40% 20.02 20.08 20.72 20.03 19.81 20.22 21.11 50% 21.45 21.51 22.20 21.47 21.23 21.66 22.62

Illustrative Premium Benchmarked to 9/25/12—Date of First Offer

30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1 Year Average $14.30 $14.34 $14.80 $14.31 $14.15 $14.44 $15.08 $17.50 22.4% 22.0% 18.2% 22.3% 23.7% 21.2% 16.0% e 17.75 24.1% 23.8% 19.9% 24.0% 25.4% 22.9% 17.7% ric P 18.00 25.9% 25.5% 21.6% 25.8% 27.2% 24.7% 19.4% hare 18.25 27.6% 27.3% 23.3% 27.5% 29.0% 26.4% 21.0% S 18.50 29.4% 29.0% 25.0% 29.3% 30.7% 28.1% 22.7% 18.75 31.1% 30.8% 26.7% 31.0% 32.5% 29.8% 24.3%

Note: Historical stock prices represent market close values.

SELECTED PUBLIC TRADING MULTIPLES

PETER J SOLOMON COMPANY

Social Expression | Print Media | Directories | Licensing

EV / LTM EBITDA Multiples



Core Business Comps
Soc. Exp. Median: 5.1x
Print Media Median: 4.2x
Other Related Sector
Directories Median: 3.7x
Other Related Business Segment
Licensing Median: 9.4x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
--
Care
3.7 x
5.1 x
6.3 x
5.7 x
4.5 x
2.8 x
4.5 x
4.2 x
4.1 x
5.3 x
4.0 x
3.5 x
2.5 x
9.7 x
9.4 x
8.9 x
NM
Unaffected
Current
FLWS
PRSS
CSS
BTH
SCHL
RRD
QUAD
PAJ
ENRO
DEXO
SPMD
CHKE
ICON
MDP
MSO

EV / CY2013E EBITDA Multiples



Core Business Comps
Soc. Exp. Median: 5.6x
Print Media Median: 4.4x
Other Related Sector
Directories Median: 5.0x
Other Related Business Segment
Licensing Median: 8.0x
9.0 x
6.0 x
3.0 x
--
Care
3.3 x
4.0 x
5.4 x
5.8 x
NA
NA
4.9 x
4.4 x
3.9 x
5.6 x
4.3 x
NA
NA
NA
8.0 x
8.7 x
7.0 x
Unaffected
Current
FLWS
PRSS
CSS
BTH
SCHL
RRD
QUAD
PAJ
ENRO
DEXO
SPMD
CHKE
ICON
MDP
MSO

BTH: Blythe; CHKE: Cherokee; CKEC: Carmike; CNK: Cinemark; CSS: CSS Industries; DEXO: Dex One; ENRO: Eniro; FLWS: 1-800-Flowers.com; ICON: Iconix; MDP: Meredith; MSO: Martha Stewart Omnimedia; PAJ: PagesJaunes Groupe; PRSS: CafePress; SCHL: Scholastic; SFLY: Shutterfly; QUAD: Quad/Graphics; RGC: Regal Entertainment; RRD: R.R. Donnelly; SPMD: SuperMedia. Data as of 2/20/13.

18

FUTURE STOCK PRICE ANALYSIS

(Amounts in Millions, Except Per Share Data)

Fiscal Year

2013E 2014E 2015E 2016E 2017E 2018E Adjusted EBITDA $195.6 $208.5 $221.4 $230.5 $238.0 $244.2

% Growth (11.4%) 6.6% 6.2% 4.1% 3.2% 2.6%

Net Debt 205.8 234.4 219.2 101.8 (16.1) (137.7)

Future Value (Stock Price at End of FY)

Present Value (at 2/28/13)

Note: Share count based on diluted shares outstanding from Treasury Model, dated 11/30/12.

DCF SUMMARY

Current Five-Year Treasury Model

Assumptions – 11/30/12 Management Treasury Model

• Five year projection period

• Discounted to 2/28/13

• Projected net debt of $205.8mm at 2/28/13, consisting of total debt of $245.2mm less cash of $39.3mm

Share Price

Wtd. Avg. Cost of Capital $23.22 10.0% 11.0% 12.0% 2.5 x $16.45 $15.62 $14.84 3.0 x 18.73 17.81 16.93 rminal ultiple 3.5 x 20.98 19.98 19.01 Te M 4.0 x 23.22 22.13 21.08 4.5 x 25.38 24.23 23.12

Illustrative Sensitivity to DCF (a)

5-Year

Implied Share Price

Incremental Cumulative

? EBIT Implied Total Revenue Growth in FY14—FY18

Margin Cost Out (b) (5.00%) (2.50%) (1.25%) 0.00% 1.25% 2.50% 5.00% (1.0%) ($97.2) $13.72 $15.44 $16.36 $17.33 $18.34 $19.39 $21.63 (0.5%) (48.6) 14.83 16.66 17.64 18.66 19.73 20.84 23.19

— — 15.93 17.87 18.90 19.98 21.10 22.27 24.73 0.5% 48.6 17.04 19.07 20.16 21.29 22.47 23.68 26.19 1.0% 97.2 18.14 20.27 21.41 22.59 23.81 25.07 27.64

(a)	Assumes 11% discount rate and 3.5x terminal multiple. (b) Versus baseline Adjusted EBIT margin.

PETER J SOLOMON COMPANY

SUM OF THE PARTS ANALYSIS

(Dollars in Millions)

Revised Management Strategic Plan (a)

Segment	FY13E EBITDA (d)		Multiple Range Low	Multiple Range Mid	Multiple Range High	Enterprise Value Range Low	Enterprise Value Range Mid	Enterprise Value Range High
NAGCD	$228.4	(e)	2.5 x	3.5 x	4.5 x	$570.9	$799.3	$1,027.7
Cardstore	(27.3)		2.5 x	3.5 x	4.5 x	(68.4)	(95.7)	(123.0)
Subtotal	201.0					502.6	703.6	904.7
International (b)	21.1		2.5 x	3.5 x	4.5 x	52.6	73.7	94.8
Retail Operations (Clinton)	~10.0	(f)				25.0	35.0	45.0
AG Interactive	12.0		6.0 x	7.0 x	8.0 x	72.0	84.0	96.0
In-Store	6.5		2.5 x	3.5 x	4.5 x	16.2	22.7	29.2
Subtotal	250.6					668.5	919.0	1,169.6
Properties (c)	4.5		7.0 x	8.5 x	10.0 x	31.5	38.3	45.0
Unallocated Overhead	(55.4)		2.5 x	3.5 x	4.5 x	(138.4)	(193.8)	(249.2)
	Sum of the Parts Total Value					$561.5	$763.5	$965.4
	FY2013 Net Debt					(205.8)	(205.8)	(205.8)
	Implied Equity Value					355.7	557.6	759.6
	Share Price (g)					$10.89	$17.08	$23.01
	Premium to Unaffected Share Price ($14.34)					(24.0%)	19.1%	60.5%
	Premium to 9/25/12 Offer ($17.18)					(36.6%)	(0.6%)	33.9%
	Premium to 1/17/13 Offer ($17.50)					(37.7%)	(2.4%)	31.5%

(a) Based on revised forecast as of 2/21/13, other than for In-store and Properties which are based on 11/30/12 Treasury Plan.
(b) Also includes effect of FX.
(c) Normalized.
(d) Does not equal current Treasury plan EBITDA forecasts, due to UK and other adjustments.
(e) All D&A allocated to NAGCD, except for In-store and Properties. Excludes $10.2 million of SBT expense estimate as 2/21/13.
(f) Assumes full year net EBIT contribution of $10.0mm, in line with 11/19/12 Treasury Model estimates for full-year FY14 – FY16 and 1/23/13 management guidance.
(g) Includes restricted stock and performance shares.

21

SUMMARY FINANCIAL ANALYSIS OF ILLUSTRATIVE LBO

• Assumes illustrative capital structure targeting ~30% equity contribution at 3.0x total pro forma leverage

• Assumes no make-whole payment on existing 7.375% Senior Notes (b)

Illustrative Sources at $17.50 per Share Purchase Price

Debt / FY13E

$ % Rate EBITDA

Current Senior Notes $225.2 27.0% 7.38% 1.2 x Term Loan B 361.6 43.3% 5.75% 1.8 x Equity Contribution 247.4 29.7% Total Sources $834.2 100.0% 3.0 x

Illustrative Uses at $17.50 per Share Purchase Price

$ % Cash Purchase Price of Equity $574.1 68.8% Existing Debt 245.2 29.4% Estimated Fees and Expenses 14.9 1.8% Total Uses $834.2 100.0%

Interest Coverage and Leverage Ratios

Fiscal Year 2013PF 2014E 2015E 2016E 2017E 2018E EBITDA (a) $195.6 $210.8 $223.8 $232.8 $240.3 $246.6 Debt 586.8 627.1 602.9 473.8 339.4 225.2 Cash 39.3 60.0 60.0 60.0 60.0 88.7

EBITDA /

Total Interest, Gross 5.2 x 5.4 x 5.8 x 6.6 x 8.5 x 11.7 x

(EBITDA—Cap. Ex.) /

Total Interest, Gross 1.8 x 1.1 x 2.2 x 5.3 x 6.9 x 9.5 x

Total Debt / EBITDA 3.0 x 3.0 x 2.7 x 2.0 x 1.4 x 0.9 x

Implied IRR Based on Purchase Price and Exit Multiple

Purchase Price per Share

— $17.50 $18.00 $19.00 $20.00 $21.00 2.50 x 14% 13% 10% 8% 6% iple 3.00 x 20% 18% 15% 13% 11% 3.50 x 24% 22% 20% 17% 15% Exit Mult 4.00 x 28% 26% 23% 21% 18% 4.50 x 32% 30% 27% 24% 22%

(a) Assumes transaction date of 2/28/13, exit in Year 5 and $2.3mm addback to EBITDA for public company expenses for FY14E to FY18E.

(b) Does not factor in potential consent fees or changes to interest rate.

ILLUSTRATIVE LBO SENSITIVITY – OPERATING PERFORMANCE

Current Five-Year Treasury Model

Assumptions

• Illustrative view of potential LBO assuming 3.0x Total Debt / FY13 EBITDA leverage

• Illustrative share prices assuming target IRR of 20%

• Transaction date of 2/28/13

• 4.0x exit multiple

• $2.3mm addback to EBITDA for elimination of public company expenses

Five-Year LBO Sensitivity – 11/30/12

Total Revenue Growth $20.30 (5.00%) (2.50%) (1.25%) 0.00% 1.25% 2.50% 5.00% n (1.0%) $15.83 $17.14 $17.85 $18.59 $19.35 $20.16 $21.87 (0.5%) 16.54 17.93 18.67 19.45 20.26 21.10 22.89 0.0% 17.25 18.71 19.49 20.30 21.15 22.03 23.90 EBIT Margi 0.5% 17.96 19.48 20.30 21.15 22.04 22.96 24.90

? 1.0% 18.66 20.25 21.10 21.99 22.92 23.87 25.86

FUTURE STOCK PRICE ANALYSIS BASED ON ILLUSTRATIVE LEVERED RECAP

• Assumes a $8.00 dividend is paid on 2/28/13(a)

• Assumes no make-whole payment on existing 7.375% Senior Notes (b)

(Amounts in Millions, Except Per Share Data)

Management Treasury Model—11.30.12

Fiscal Year

2013E 2014E 2015E 2016E 2017E 2018E Adjusted EBITDA $195.6 $208.5 $221.4 $230.5 $238.0 $244.2

% Growth (11.4%) 6.6% 6.2% 4.1% 3.2% 2.6%

Net Debt 476.8 495.4 470.2 340.0 204.4 61.7

Adj. EBITDA Stock Price at End of Fiscal Year

Multiple 2013E 2014E 2015E 2016E 2017E 2018E Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples: 2.5 x $0.36 $0.80 $2.54 $7.08 $11.52 $15.96 3.0 3.25 4.01 5.90 10.53 15.03 19.51 3.5 6.14 7.23 9.27 13.98 18.54 23.07 4.0 9.02 10.45 12.64 17.43 22.06 26.62 4.5 11.91 13.67 16.00 20.88 25.57 30.17

Present Value at February 28, 2013

Present Value of Stock Price Assuming 12.5% Cost of Equity: 2.5 x $0.36 $0.71 $2.00 $4.97 $7.19 $8.86 Plus: Present Value of Ongoing Annual Dividend 3.0 3.25 3.57 4.66 7.39 9.39 10.83 3.5 6.14 6.43 7.32 9.82 11.58 12.80 4.0 9.02 9.29 9.98 12.24 13.77 14.77 4.5 11.91 12.15 12.64 14.67 15.96 16.74

Present Value at February 28, 2013

Present Value Stock Price Including $8.00 Dividend: 2.5 x $8.36 $8.71 $10.00 $12.97 $15.19 $16.86 Plus: Present Value of Ongoing Annual Dividend 3.0 11.25 11.57 12.66 15.39 17.39 18.83 3.5 14.14 14.43 15.32 17.82 19.58 20.80 4.0 17.02 17.29 17.98 20.24 21.77 22.77 4.5 19.91 20.15 20.64 22.67 23.96 24.74

Note: Share count based on diluted shares outstanding from Treasury Model.

(a) Assumes $271mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (2.6x Total Debt / FY13 EBITDA). (b) Does not factor in potential consent fees or changes to interest rate.

PRO FORMA EFFECT OF SPECIAL DIVIDEND

Special

Dividend Total $ Pro Forma EV / Adj. 2013E Multiple

Per Share Distributed Debt / EBITDA 2.5 x 3.0 x 3.5 x 4.0 x 4.5 x 5.0 x 5.5 x $8.36 $11.25 $14.14 $17.02 $19.91 $22.80 $25.69 Stock Price Plus Dividend

$2.00 $67.7 1.6 x $215.4 $313.2 $411.0 $508.8 $606.6 $704.4 $802.2 Mkt Cap Post Dividend $6.36 $9.25 $12.14 $15.02 $17.91 $20.80 $23.69 Stock Price Post Dividend $4.00 135.5 1.9 x 147.7 245.5 343.3 441.1 538.9 636.7 734.5 4.36 7.25 10.14 13.02 15.91 18.80 21.69 $6.00 203.2 2.3 x 79.9 177.7 275.5 373.3 471.1 568.9 666.7 2.36 5.25 8.14 11.02 13.91 16.80 19.69 $8.00 270.9 2.6 x 12.2 110.0 207.8 305.6 403.4 501.2 599.0 0.36 3.25 6.14 9.02 11.91 14.80 17.69 $10.00 338.7 3.0 x NM 42.3 140.1 237.9 335.7 433.5 531.3 NM 1.25 4.14 7.02 9.91 12.80 15.69

Note: Share count based on diluted shares outstanding from Treasury Model.

Note: Market capitalization calculated using the enterprise value based on 2013E EBITDA of $195.6mm multiplied by the adjusted 2013E EBITDA multiple, less estimated net debt of $205.8mm as of 2/28/13, less cash used to issue dividends.

COMPARISON OF SHAREHOLDER VOTING THRESHOLD REQUIREMENTS

(Amounts in 000’s)

Current Shareholder Base

Beneficial Ownership % of Total Economic Voting Economic Voting Weiss Family & Foundations 2,901.4 28,126.9 8.8% 46.2% All Other Shareholders 30,238.4 32,731.1 91.2% 53.8% Total Shares Outstanding 33,139.8 60,858.0 100.0% 100.0%

2/3 Majority of Shareholders

Shares (Voting)

# % of Total Total Shares Needed for 2/3 Majority 40,572.0 66.7% Less: Weiss Family & Foundations 28,126.9 46.2%

Additional Shares Needed for 2/3 Majority 12,445.1 20.4%

Majority of Disinterested Shareholders

Shares (Voting)

# % of Total Total Shares Outstanding 60,858.0 100.0% Less: Weiss Family & Foundations 28,126.9 46.2% Minority Shareholder Shares Outstanding 32,731.1 53.8%

Additional Shares Needed (50.1% of Above) 16,398.3 26.9%

Comparison of Threshold Requirements

Shares (Voting)

# % of Total Majority of Disinterested 16,398.3 26.9% 2/3 Majority of Shareholders 12,445.1 20.4% Incremental Shares Required 3,953.2 6.5%

Source: Company estimates of total economic and voting shares outstanding as of 1/31/13.

Note: Beneficial ownership for voting shares includes class A and class B: common shares, restricted stock units and exercisable options.